EXHIBIT 4.8

                                PLEDGE AGREEMENT

                  PLEDGE AGREEMENT, dated as of December 19, 2003, by and between GoAmerica, Inc. (the "Company"), each of the investors listed on the signature pages hereto (each, a "Pledgee" and, collectively, the "Pledgees"), and Pedley, Zielke, Gordinier & Pence, PLLC, as agent for the Pledgees (in such capacity, the "Agent").

                              W I T N E S S E T H:
                               - - - - - - - - - -

                  WHEREAS, the Company is the sole record and beneficial owner of 1,000 shares ("Shares") of common stock, par value $0.001 per share ("Common Stock"), of Wynd Communications Corporation (the "Subsidiary"), constituting all of the issued and outstanding capital stock of the Subsidiary; and

                  WHEREAS, pursuant to the terms of a Purchase Agreement, dated the date hereof (the "Purchase Agreement"), the Pledgees have purchased an aggregate of $1,015,000 of the Company's 10% Senior Secured Convertible Promissory Notes (the "Notes"); and

                  WHEREAS, the Notes are to be secured by a pledge by the Company to the Agent for the benefit of the Pledgees of the Shares and the other Collateral referenced herein; and

                  WHEREAS, the parties hereto desire to set forth the terms of and to evidence the Company's grant of a security interest in the Collateral to the Agent on behalf of the Pledgee.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees with the Pledgee as follows:

                  Section 1. Definitions. The following terms, when used in this Agreement, shall have the following meanings (such definitions to be equally applicable to the singular and plural forms thereof):

                  "Default" shall mean an Event of Default under the Notes.

                  "Distributions" means all stock dividends, liquidating dividends, shares of stock resulting from stock splits, reclassifications, warrants, options, non-cash dividends and other distributions on or with respect to the Shares, whether similar or dissimilar to the foregoing, but shall not include Dividends.

                  "Dividends" means regular dividends declared with respect to the Shares.

                  "Liabilities" means the Notes, and all amounts becoming due thereunder, and all other payment obligations of the Company hereunder or thereunder.

                  Section 2. Grant of Security Interest. As security for payment of all Liabilities, the Company hereby pledges, assigns and transfers to the Agent on behalf of the Pledgees, and grants to the Agent on behalf of the Pledgees a continuing security interest in and to, the Shares, together with all Dividends and Distributions, interest and other payments and rights with respect thereto, together with all proceeds thereof (collectively, the "Collateral"). Any Collateral delivered by the Company to the Agent may be endorsed by the Agent, in its own name or in the name of the Company, on behalf of the Company to the order of the Agent for the benefit of the Pledgees.

                  Section 3. Stock Powers, Endorsements, Etc. The Company shall, from time to time, upon request of the Agent, promptly execute such endorsements and deliver to the Agent such stock powers and similar documents, satisfactory in form and substance to the Agent, with respect to the Collateral as the Agent may reasonably request and shall, from time to time, upon request of the Agent, promptly transfer any securities which are part of the Collateral into the name of any nominee designated by the Agent on the books of the corporation or other entity issuing such securities; provided, however, that the Agent shall not be entitled to effect or demand a transfer of the Collateral into the name of the Agent or the Agent's nominee without the consent of the Company unless and until a Default shall have occurred.

                  Section 4. Representations, Warranties and Covenants. The Company represents, warrants and covenants to the Agent and the Pledgees as follows:

                  (a) The Company is the record and beneficial owner of all of the issued and outstanding Shares and has good and marketable title to the Shares free and clear of any Liens (as defined in the Notes), other than the lien created hereby.

                  (b) The Shares constitute all of the issued and outstanding capital stock of the Subsidiary.

                  (c) Until all of the Liabilities have been indefeasibly paid in full, without the prior written consent of the Majority Holders (as defined in the Notes), the Company shall cause the Subsidiary not to (i) issue any additional shares of Common Stock or other equity securities of the Subsidiary, or any option, warrant, security, right or other instrument convertible into or exchangeable or exercisable for or otherwise giving the holder thereof the right to acquire, directly or indirectly, any Common Stock or other equity securities of the Subsidiary or any other such option, warrant, security, right or instrument, including without limitation, any instrument the value of which is measured by reference to the value of the Common Stock or any other equity securities of the Subsidiary, (ii) reclassify, recapitalize, or combine the Common Stock, (iii) declare, pay or set aside for payment any Dividend or any Distribution, (iv) effect a stock split of the Common Stock or combination of the Common Stock, (v) take any action or suffer any action to occur the effect of which would be to cause the Shares to represent less than 100% of the outstanding Common Stock, or (vi) engage in any "Sale of Business Event."

                  As used herein, "Sale of Business Event" means the occurrence of any of the following events:


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
                           (i) the  Subsidiary  (x)  sells,  leases,  transfers,
                  assigns or otherwise disposes of all or substantially all of its assets, whether in a single transaction or series of related transactions, to any Person, (y) merges or consolidates with or into any other Person (regardless of whether the Subsidiary is the surviving or continuing entity thereof), or (z) engages in a share exchange with any Person;

                           (ii)   the   Subsidiary   adopts   a  plan   for  the
                  liquidation, dissolution or winding up of the affairs of the Subsidiary; or

                           (iii) the Subsidiary  agrees to enter into any of the
                  transactions specified in clauses (i) and (ii) above.

                  (d) Until all of the Liabilities have been indefeasibly paid in full, without the prior written consent of the Majority Holders, the Company shall cause the Subsidiary not to register any transfer of the Shares, and shall issue stop transfer instructions to any transfer agent for the Common Stock, if any, to prevent any transfer of the Shares, unless such transfer is permitted under this Agreement.

                  Section 5. Certain Other Agreements Regarding Collateral. The Company shall deliver (properly endorsed where necessary) to the Agent:

                  (a) after a Default  shall have  occurred  and be  continuing, promptly upon receipt thereof by the Company and without any request therefor by the Agent, all Dividends and Distributions, and other proceeds of the Collateral, all of which shall be held by the Agent as additional Collateral for the benefit of the Pledgees; and

                  (b) at any time after a Default shall have occurred and be continuing, promptly upon request of the Agent, such consents or proxies and other documents as may be necessary to allow the Agent to exercise any voting power or other right with respect to any securities included in the Collateral; provided, however, that unless a Default shall have occurred and be continuing, the Company shall be entitled:

                           (i)  to   exercise,   as  the   Company   shall  deem
                  appropriate, all voting or other powers with respect to securities pledged hereunder (including but not limited to the Shares); and

                           (ii) to  receive  and retain  for the  Company's  own
                  account any and all Dividends paid in cash.

                  Section 6. Actions Upon Default. Whenever a Default shall have occurred and be continuing, the Agent may exercise from time to time any and all rights and remedies available to it or the Pledgees under applicable law, including but not limited to all rights of a secured party available to it or the Pledgees under the Uniform Commercial Code. Without limiting the above, the Agent may from time to time, whether before or after any of the Liabilities shall become due and payable, but only if a Default shall have occurred, without notice to the Company, take any or all of the following actions:


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

                  (a) transfer all or any part of the Collateral into the name of the Agent or its nominee; and

                  (b) execute (in the name, place and stead of the Company) any or all endorsements, assignments, stock powers and other instruments of conveyance or transfer with respect to all or any of the Collateral.

                  The Company understands that compliance with the Federal securities laws, applicable blue sky or other state securities laws or similar laws analogous in purpose or effect may strictly limit the course of conduct of the Agent if the Agent were to attempt to dispose of all or any part of the Collateral and may also limit the extent to which or the manner in which any subsequent transferee of the Collateral may dispose of the same. Accordingly, the Company agrees that IF ANY COLLATERAL IS SOLD AT ANY PUBLIC OR PRIVATE SALE, THE AGENT MAY ELECT TO SELL ONLY TO A BUYER WHO WILL GIVE FURTHER ASSURANCES, SATISFACTORY IN FORM AND SUBSTANCE TO THE AGENT, RESPECTING COMPLIANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY AND ALL APPLICABLE STATE SECURITIES LAWS; AND A SALE SUBJECT TO SUCH CONDITION SHALL BE DEEMED COMMERCIALLY REASONABLE. The Agent or any Pledgee shall have the right to bid upon or purchase the Shares, or any other part of the Collateral, or all of the foregoing, at any such sale, less any and all amounts owing to the Pledgees by the Company under the Notes, this Agreement or otherwise, and that any such purchase is commercially reasonable. Subject to the limitations set forth above and to the provisions of Section 9 below, the Agent shall act in a commercially reasonable manner with respect to the Collateral.

                  Section 7. Application of Moneys. Any moneys received by the Agent upon payment to it of any Collateral held by it or as proceeds of any of the Collateral may be applied by the Agent first to the payment of any reasonable expenses incurred by it in connection with the Collateral, including, without limitation, reasonable attorneys' fees and legal expenses, and all other amounts payable to the Agent by the Company, and any balance of such moneys so received by the Agent may be applied to all Liabilities of the Company (including, without limitation, the principal amount of the Notes outstanding whether or not such principal amount is at that time due and payable) in such order of application as the Agent in its sole discretion may determine; provided, however, that any payments in respect of the Notes shall be made pro rata to each Pledgee. Any amounts remaining after payment of the Liabilities may be applied by the Agent to the payment of any and all other amounts owing, whether or not then due, to the Agent or the Pledgees from the Company and any remaining balance thereafter shall be promptly paid to the Company.


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

                  Section 8. Release of Collateral. Upon the indefeasible payment in full of the Liabilities, the Agent shall, upon the request of the Company, promptly reassign and redeliver to the Company the Collateral which has not been sold, disposed of, retained or applied by the Agent in accordance with the terms hereof, together with such endorsements, stock powers and similar documents as the Company may reasonably request. Such reassignment and redelivery shall be without warranty by or recourse to the Agent, except as to the absence of any prior assignments by the Agent of its interest in the Collateral.

                  Section 9.  The Agent.

                  (a) The Agent shall be deemed to be authorized on behalf of each Pledgee to act on behalf of such Pledgee under this Agreement and, in the absence of written instructions from the Majority Holders (as such term is defined in the Notes) received from time to time by the Agent (with respect to which the Agent agrees that it will comply, except as otherwise advised by counsel), to exercise such powers hereunder and thereunder as are specifically delegated to or required of the Agent by the terms hereof and thereof, together with such powers as may be reasonably incidental thereto. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of the Notes, this Agreement or any other document or instrument by the Company. By accepting their Notes, each Pledgee shall be deemed to have agreed to indemnify the Agent (which agreement shall survive any termination of the Liabilities), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Agent in any way relating to or arising out of this Agreement, the Notes or any other document or instrument, including the reimbursement of the Agent for all out-of-pocket expenses (including attorneys' fees) incurred by the Agent hereunder or in connection herewith or in enforcing the Liabilities under this Agreement or any other document or instrument, in all cases as to which the Agent is not reimbursed by the Company; provided that no Pledgee shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements determined by a court of competent jurisdiction in a final proceeding to have resulted solely from the Agent's gross negligence or willful misconduct. The Agent shall not be required to take any action hereunder or under any other document or instrument, or to prosecute or defend any suit in respect of this Agreement or any other document or instrument, unless the Agent is indemnified to its reasonable satisfaction by the Pledgees against loss, costs, liability and expense. If any indemnity in favor of the Agent shall become impaired, it may call for additional indemnity and cease to do the acts indemnified against until such additional indemnity is given.

                  (b) Neither the Agent nor any of its directors, officers, members, partners, employees or agents shall be liable to any Pledgee for any action taken or omitted to be taken by it under this Agreement, the Notes or any other document or instrument, or in connection herewith or therewith, except for its own willful misconduct or gross negligence. The Agent shall not be responsible to any Pledgee for any recitals, statements, representations or warranties herein or in any certificate or other document delivered in connection herewith or for the authorization, execution, effectiveness, genuineness, validity, enforceability, perfection, collectability, or sufficiency of any of the Transaction Documents (as such term is defined in the


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

Purchase Agreement), the financial condition of the Company or the condition or value of any of the Collateral, or be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any of the Transaction Documents, the financial condition of the Company or the existence or possible existence of any default or event of default. The Agent shall be entitled to rely upon advice of counsel concerning legal matters and upon any notice, consent, certificate, statement or writing which it believes to be genuine and to have been presented by a proper person.

                  (c) The Agent may resign as such at any time upon at least thirty (30) days' prior notice to the Company and all Pledgees, such resignation not to be effective until a successor Agent is in place. If the Agent at any time shall resign, the Majority Holders may jointly appoint another Pledgee as a successor Agent which shall thereupon become the Agent hereunder. If within 30 days after the resigning Agent's giving notice of resignation, no successor Agent shall have been so appointed by the Majority Holders, and shall have accepted such appointment, then the retiring Agent may, on behalf of the Pledgees appoint a successor Agent hereunder. Should the successor Agent be a financial institution that, in the ordinary course of its business, serves as agent for lending facilities, the Company shall pay that successor Agent's reasonable fees for serving as successor Agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the retiring Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement and the other Transaction Documents.

                  (d) The  Majority  Holders  may at any time and for any reason replace the Agent with a successor Agent jointly selected by them, upon at least ten days prior written notice to the Company and the other Pledgees. Should the successor Agent be a financial institution that, in the ordinary course of its business, serves as agent for lending facilities, the Company shall pay that successor Agent's reasonable fees for serving as an agent. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall be entitled to receive from the terminated Agent such documents of transfer and assignment as such successor Agent may reasonably request, and shall thereupon succeed to and become vested with all rights, powers, privileges, and duties of the retiring Agent, and the terminated Agent shall be discharged from its duties and obligations under this Agreement and the other Transaction Documents.

                  (e) The Agent shall have the same rights and powers with respect to any Notes held by it or any of its Affiliates (as such term is defined in the Purchase Agreement), as any Pledgee and may exercise the same as if it were not the Agent. Each of the Company and the Pledgees hereby waives, and each successor to any Pledgee shall be deemed to waive, any right to disqualify any Pledgee from serving as the Agent or any claim against that Pledgee for serving as Agent.

                  (f) The Agent shall give prompt notice to each Pledgee of each notice or request required or permitted to be given to the Agent by the Company pursuant to the terms of this Agreement. The Agent will distribute to each Pledgee each instrument and other document received for its account and copies of all other communications received by the Agent from the Company for distribution to the Pledgees by the Agent in accordance with the terms of this Agreement. Notwithstanding anything herein contained to the contrary, all notices to and communications with the Company under this Agreement shall be effected by the Pledgees through the Agent.

                  (g) Upon the execution and delivery of this Agreement by the Company, the Company shall pay to the Agent a non-refundable agency fee of $1,000 by wire transfer of immediately available funds to an account previously specified by the Agent.

                  Section 10.  Miscellaneous.

                  (a) To the fullest extent permitted by applicable law, this Agreement shall continue to be effective or be reinstated, as the case may be, if at any time any amount received by the Agent or any Pledgee in respect of the Liabilities is rescinded or must otherwise be restored or returned by the Agent or a Pledgee upon the insolvency or bankruptcy of the Company or upon the appointment of any receiver, intervenor, conservator, trustee or similar official for the Company or any substantial part of its assets, or otherwise, all as though such payments had not been made.

                  (b) No remedy herein conferred is intended to be exclusive of any other remedy herein conferred or otherwise available to the Agent or any Pledgee, but every such remedy shall be cumulative and in addition to every other remedy herein conferred, or conferred on the Agent or any Pledgee by any other agreement or instrument or now or hereafter existing at law, in equity or by statute.

                  (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction, shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  (d) Except as otherwise expressly provided herein, no term or provision of this Agreement may be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by the parties.

                  (e) THIS AGREEMENT AND ALL RIGHTS HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PROVISIONS THEREOF. EACH OF THE PARTIES HERETO HEREBY CONSENTS AND SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND STATE COURTS LOCATED IN THE COUNTY OF NEW YORK, NEW YORK HAVING SUBJECT MATTER JURISDICTION IN CONNECTION WITH ANY AND ALL DISPUTES ARISING OUT OF OR IN CONNECTION WITH THIS Agreement, THE NOTES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. FURTHER, EACH OF THE PARTIES HERETO HEREBY CONSENTS AND AGREES THAT SERVICE OF PROCESS BY ANY PARTY SHALL BE DEEMED VALIDLY AND PROPERLY


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

EFFECTED UPON THE MAILING OF A COPY OF SUCH PROCESS BY CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH OTHER PARTY AT ITS ADDRESS SPECIFIED IN THE PURCHASE AGREEMENT. EACH OF THE PARTIES HERETO WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

                  (f) No course of dealing and no delay on the part of any party hereto in exercising any right, power, or remedy conferred by this Agreement shall operate as a waiver thereof or otherwise prejudice such party's rights, powers and remedies hereunder or in connection herewith. No single or partial exercise of any power or remedy conferred by this Agreement shall preclude any other or further exercise thereof or the exercise of any other right, power or remedy.

                  (g) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors, assigns and legal representatives.

                  (h) This Agreement constitutes the entire agreement among the parties with respect to the matters covered hereby and supersedes all previous written, oral or implied agreements and understandings among the parties with respect to such matters.

                  (i) All notices or other communications required or permitted hereunder shall be given and effective as specified in the Purchase Agreement.

                  (j) The headings in this Agreement are for reference purposes only, and shall not in any way affect the meaning or interpretation.

                  (k)  This   Agreement   may  be   executed   in  one  or  more
counterparts, each of which shall be deemed an original agreement, but all of which together shall constitute one and the same instrument.


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

                  IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

                                    GOAMERICA, INC.



                                    By: /s/ Daniel R. Luis
                                        ----------------------------------------
                                    Name:  Daniel R. Luis
                                    Title: Chief Executive Officer

                                    PEDLEY, ZIELKE, GORDINIER & PENCE, PLLC, as Agent



                                    By: /s/ David Pedley
                                    Name:  David Pedley
                                    Title: Member


                                    [Investor signatures]


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